Exhibit 99.1

DRI Corporation Announces Strategic Order for Bus Fleet in Poland

DALLAS--(BUSINESS WIRE)--September 9, 2010--DRI Corporation (NASDAQ: TBUS), a digital communications technology leader in the global surface transportation and transit security markets, announced today that the Company’s Mobitec AB (Mobitec) subsidiary in Sweden has received a strategically significant order valued at more than $500,000 USD for Mobitec® electronic destination sign systems and other equipment from Solaris Bus & Coach, a bus manufacturer in Poznań, Poland.

David L. Turney, the Company’s Chairman of the Board of Directors and Chief Executive Officer, said: “We feel honored to have this opportunity in Warsaw, Poland; this is our first strategically significant order in that region. It is meaningful because Poland and the surrounding markets hold great potential for Mobitec® products. We plan to continue penetrating these markets as we look further east to Russia where we are actively marketing. Deliveries are expected to begin in third quarter 2010 and to conclude in fourth quarter 2010.”

Oliver Wels, the Company’s President and Chief Operating Officer, Global Operations, said: “In this breakthrough order for the transit market in Poland, the end customer specified Mobitec® electronic information display systems, including thin-film transistor screens and control units, for new diesel and hybrid city buses in the Warsaw transit fleet.”

For more information about Solaris Bus & Coach, visit http://solarisbus.com/en/index.html.

ABOUT MOBITEC GROUP

Mobitec, a global supplier of electronic information display systems, is highly respected for its products, technology, service, and quality. Mobitec is based in Herrljunga, Sweden. It presently operates business units in Australia, Brazil, Germany and Singapore, as well as a joint venture in India. For more information, visit www.mobitec.eu.

ABOUT THE COMPANY

DRI Corporation is a digital communications technology leader in the domestic and international public transportation and transit security markets. Our products include: TwinVision® and Mobitec® electronic destination sign systems, Talking Bus® voice announcement systems, Digital Recorders® Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell® video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning timing of completed orders, Mobitec’s relationship with Solaris Bus & Coach, as well as any statement, express or implied, concerning future events or expectations or which use words such as “expect,” “fully expect,” “expected,” “appears,” “believe,” “plan,” “anticipate,” “would,” “goal,” “potential,” “potentially,” “range,” “pursuit,” “run rate,” “stronger,” “preliminarily,” “forecast,” “opinion,” “may,” etc., is a forward-looking statement. These forward-looking statements are subject to risks and uncertainties, including risks and uncertainties associated with the anticipated time for orders to be completed, Mobitec’s relationship with Solaris Bus & Coach, as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed April 15, 2010, and quarterly reports on Form 10-Q filed May 14, 2010 and Aug. 11, 2010, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

CONTACT:
DRI Corporation
Veronica B. Marks
Vice President, Corporate Communications and Administration
Phone: (214) 378-4776
Fax: (214) 378-8437
E-Mail: ir@digrec.com